Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Third Fiscal Quarter of 2013

Third fiscal quarter of 2013 and recent strategic highlights include:

•	SaaS revenue for the third quarter increased by 47% year-over-year to $40.7 million

•	Net media revenue for the third quarter was $2.0 million reflecting $4.7 million earned from advertisers less the amount due to publishers

•	Number of active enterprise clients totaled 1,179 at the end of the period

•	Jim Offerdahl was appointed Chief Financial Officer

•	Integrated Longboard Media into Bazaarvoice Media

AUSTIN, Texas, February 21, 2013 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social and e-commerce software company, reported its financial results for the third fiscal quarter of 2013 ended January 31, 2013.

“I am pleased with the operational performance during the third quarter as we continue to invest in our opportunity as a company, said Stephen Collins, Chief Executive Officer and President. “Our clients, both retailers and brands, are requesting more online word of mouth content, site monetization and tools to increase traffic and conversion. The addressable market on a global scale is substantial, as our comprehensive suite of solutions provides our clients with the ability to address all of their key strategic priorities.”

Third Fiscal Quarter of 2013 Financial Details

Revenue: Bazaarvoice reported revenue of $42.7 million, up 55% from the third quarter of 2012, which consisted of SaaS revenue of $40.7 million and net media revenue of $2.0 million. Net media revenue reflects $4.7 million earned from advertisers less the amount due to publishers.

Adjusted EBITDA: Adjusted EBITDA was a loss of $5.5 million, compared to a loss of $3.0 million for the third quarter of 2012.

GAAP net loss and net loss per share: GAAP net loss was $10.8 million, compared to a GAAP net loss of $6.6 million for the third quarter of 2012. GAAP net loss per share was $0.15 based upon weighted average shares outstanding of 71.9 million, compared to $0.34 for the third quarter of 2012 based upon weighted average shares outstanding of 19.6 million.

Non-GAAP net loss and net loss per share: Non-GAAP net loss was $4.1 million, compared to a non-GAAP net loss of $4.1 million for the third quarter of 2012. Non-GAAP net loss per share was $0.06 based upon weighted average shares outstanding of 71.9 million, compared to $0.09 for the third quarter of 2012 based upon weighted average shares outstanding of 47.5 million.

Clients: The number of active enterprise clients at the end of the third quarter was 1,179, and the number of active network clients at the end of the third quarter was approximately 1,250. Annualized SaaS revenue per average active enterprise client for the third quarter was approximately $142,000. Active enterprise client retention rate for the third quarter was approximately 97%.

In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the third fiscal quarter of 2013 ended January 31, 2013. To access this call, dial (888) 254-2801 from the United States or (913) 312-0962 internationally with conference ID 4950676. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through March 7, 2013 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 4950676.

About Bazaarvoice

Bazaarvoice, a leading social and e-commerce software company, assists clients in bringing the voice of the customer to the center of business strategy. With over 2,000 clients globally, including over half of the Internet Retailer 500, over 20 percent of the Fortune 500 and over one-third of the Fortune 100, Bazaarvoice helps clients to leverage social data derived from online word of mouth content to increase sales, acquire new customers, improve marketing effectiveness, enhance consumer engagement across channels, increase success of new product launches, improve existing products and services, effectively scale customer support, decrease product returns and enable retailers to launch and manage on-site advertising solutions and site monetization strategies. This online word of mouth content can be syndicated across Bazaarvoice’s global network of client websites, shopper media sites and mobile devices, making the user-generated content that digital consumers trust accessible at multiple points of purchase. Headquartered in Austin, Texas, Bazaarvoice has offices in Amsterdam, London, Munich, New York, Paris, San Francisco, Stockholm and Sydney. For more information, visit www.Bazaarvoice.com, read the blog at www.Bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/Bazaarvoice.

Number of Active Enterprise Clients

We define an active enterprise client as an organization that has implemented either the Bazaarvoice Conversations platform or the PowerReviews Enterprise platform and from which we are currently recognizing revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our enterprise client base is a leading indicator of our ability to grow revenue.

Number of Active Network Clients

We define an active network client as an organization that has implemented one or more of our solutions but has not implemented either the Bazaarvoice Conversations or PowerReviews Enterprise platforms. Such solutions may include our Connections solutions, Media solutions or Express platform. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our enterprise client base is an indicator of the reach of our network.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, income tax expense and other (income) expense, net. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss adjusted to exclude stock-based expense, amortization of acquired intangible assets, integration and other costs related to acquisitions along with the associated income tax effect of these adjustments. Non-GAAP basic and diluted loss per share for the third fiscal quarter of 2012 ended January 31, 2012 has been calculated assuming the conversion of all outstanding shares of our preferred stock into 27,897,031 shares of our common stock as of the first day of the beginning of the period. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, our ability to address the strategic priorities of our clients, including our ability to deliver more online word of mouth content, site monetization and tools to increase traffic and conversion. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to integrate the operations of Longboard Media, Inc. as announced in our release on Form 8-K on November 5, 2012; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2012, our Form 10-Q for the fiscal quarter ended October 31, 2012 and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	January 31,	April 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$23,845	$74,367
Restricted cash	604	500
Short-term investments	81,646	50,834
Accounts receivable, net	30,310	17,977
Prepaid expenses and other current assets	4,624	3,873

Total current assets	141,029	147,551
Property, equipment and capitalized internal-use software development costs, net	13,431	8,868
Goodwill	141,833	—
Acquired intangible assets, net	53,465	—
Other non-current assets	190	448

Total assets	$349,948	$156,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,189	$2,523
Accrued expenses and other current liabilities	23,289	12,725
Deferred revenue	50,755	42,152

Total current liabilities	80,233	57,400
Deferred revenue less current portion	2,162	3,434
Deferred tax liability, long-term	1,393	31
Other liabilities, long-term	6,836	2,404

Total liabilities	90,624	63,269
Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	365,115	158,769
Accumulated other comprehensive loss	(33)	(20)
Accumulated deficit	(105,765)	(65,157)

Total stockholders’ equity	259,324	93,598

Total liabilities and stockholders’ equity	$349,948	$156,867

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net loss per share data)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2013	2012	2013	2012
Revenue	$42,678	$27,602	$116,966	$74,705
Cost of revenue	14,217	9,514	40,949	26,116

Gross profit	28,461	18,088	76,017	48,589

Operating expenses:
Sales and marketing	20,710	12,152	53,882	35,469
Research and development	8,914	6,059	24,356	13,978
General and administrative	8,783	5,934	32,463	15,848
Acquisition-related and other	2,021	—	4,771	—
Amortization of acquired intangible assets	1,165	—	2,543	—

Total operating expenses	41,593	24,145	118,015	65,295

Operating loss	(13,132)	(6,057)	(41,998)	(16,706)

Other income (expense), net:
Interest income	61	4	110	17
Other income (expense)	(49)	(341)	(451)	(805)

Total other income (expense), net	12	(337)	(341)	(788)

Loss before income taxes	(13,120)	(6,394)	(42,339)	(17,494)
Income tax expense (benefit)	(2,293)	181	(1,731)	468

Net loss	$(10,827)	$(6,575)	$(40,608)	$(17,962)
Accretion of redeemable convertible preferred stock	—	(10)	—	(35)

Net loss applicable to common stockholders	$(10,827)	$(6,585)	$(40,608)	$(17,997)

Net loss per share applicable to common stockholders:
Basic and diluted	$(0.15)	$(0.34)	$(0.60)	$(0.93)

Basic and diluted weighted average number of shares outstanding	71,940	19,613	68,115	19,284

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2013	2012	2013	2012
OPERATING ACTIVITIES
Net loss	$(10,827)	$(6,575)	$(40,608)	$(17,962)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,138	837	7,473	2,247
Stock-based expense	3,139	2,503	19,072	5,758
Bad debt expense	860	78	1,643	925
Excess tax benefit related to stock-based compensation	(93)	—	(365)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,781)	(2,888)	(10,581)	(8,394)
Prepaid expenses and other current assets	485	1,606	257	529
Other non-current assets	1,277	(148)	1,161	(361)
Accounts payable	(2,655)	(222)	521	2,005
Accrued expenses and other current liabilities	4,493	937	7,027	5,125
Deferred revenue	3,313	2,764	4,647	9,971
Other liabilities, long-term	(4,090)	(262)	(2,952)	1

Net cash used in operating activities	(6,741)	(1,370)	(12,705)	(156)
INVESTING ACTIVITIES
Acquisitions, net of cash acquired, and purchase of intangible asset	(30,437)	—	(60,750)	—
Purchases of property, equipment and capitalized internal-use software development costs	(2,173)	(986)	(8,004)	(3,806)
Purchases of short-term investments	(7,861)	—	(74,578)	—
Proceeds from sale of short-term investments	22,618	—	43,783	—
Increase in restricted cash	—	—	—	(250)

Net cash used in investing activities	(17,853)	(986)	(99,549)	(4,056)
FINANCING ACTIVITIES
Payments of initial stock offering costs	—	(1)	—	(938)
Proceeds from follow-on stock offering, net of costs	—	—	51,943	—
Proceeds from exercise of stock options	3,274	696	9,470	2,478
Excess tax benefit related to stock-based compensation	93	—	365	—

Net cash provided by financing activities	3,367	695	61,778	1,540
Effect of exchange rate fluctuations on cash and cash equivalents	(44)	(34)	(46)	(73)

Net decrease in cash and cash equivalents	(21,271)	(1,695)	(50,522)	(2,745)
Cash and cash equivalents at beginning of period	45,116	14,000	74,367	15,050

Cash and cash equivalents at end of period	$23,845	$12,305	$23,845	$12,305

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$—	$87	$236	$105
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$—	$10	$—	$35
Accrued stock offering costs	—	666	—	1,600
Issuance of stock for acquisition	5,802	—	125,497	—

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except net loss per share data)

	Three Months		Nine Months
	Ended January 31,		Ended January 31,
	2013	2012	2013	2012
Non-GAAP net loss and net loss per share:
GAAP net loss	$(10,827)	$(6,575)	$(40,608)	$(17,962)
Stock-based expense (1)	3,139	2,503	19,072	5,758
Amortization of acquired intangible assets	1,615	—	3,683	—
Acquisition-related and other expense	2,021	—	4,771	—
Income tax adjustment for non-GAAP items	(34)	—	25	—

Non-GAAP net loss	$(4,086)	$(4,072)	$(13,057)	$(12,204)

GAAP basic and diluted shares	71,940	19,613	68,115	19,284
Assumed preferred stock conversion	—	27,897	—	27,897

Non-GAAP basic and diluted shares	71,940	47,510	68,115	47,181

Non-GAAP basic and diluted net loss per share	$(0.06)	$(0.09)	$(0.19)	$(0.26)

Adjusted EBITDA:
GAAP net loss	$(10,827)	$(6,575)	$(40,608)	$(17,962)
Stock-based expense (1)	3,139	2,503	19,072	5,758
Adjusted depreciation and amortization (2)	2,462	569	5,899	1,552
Acquisition-related and other expense	2,021	—	4,771	—
Income tax expense (benefit)	(2,293)	181	(1,731)	468
Total other (income) expense, net	(12)	337	341	788

Adjusted EBITDA	$(5,510)	$(2,985)	$(12,256)	$(9,396)

(1) Stock-based expense includes the following:
Cost of revenue	$443	$319	$1,320	$986
Sales and marketing	710	419	3,405	1,233
Research and development	674	356	2,370	920
General and administrative	1,312	1,409	11,977	2,619

Stock-based expense	$3,139	$2,503	$19,072	$5,758

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$682	$210	$1,800	$631
Sales and marketing	173	120	481	373
Research and development	169	134	474	295
General and administrative	273	105	601	253
Amortization of acquired intangible assets	1,165	—	2,543	—

Adjusted depreciation and amortization	$2,462	$569	$5,899	$1,552

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(unaudited)

(in thousands, except active enterprise clients and full-time employees data)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2011	2011	2011	2012	2012	2012	2012	2013
Revenue (1)	$19,281	$22,088	$25,015	$27,602	$31,431	$35,662	$38,626	$42,678
Cost of revenue	7,293	7,797	8,805	9,514	10,325	12,633	14,099	14,217

Gross profit	11,988	14,291	16,210	18,088	21,106	23,029	24,527	28,461
Operating expenses:
Sales and marketing	10,116	11,192	12,125	12,152	14,257	15,322	17,850	20,710
Research and development	2,999	3,343	4,576	6,059	6,811	7,494	7,948	8,914
General and administrative	3,598	5,099	4,815	5,934	6,047	16,196	7,484	8,783
Acquisition-related and other	—	—	—	—	—	1,384	1,366	2,021
Amortization of acquired intangible assets	—	—	—	—	—	480	898	1,165

Total operating expenses	16,713	19,634	21,516	24,145	27,115	40,876	35,546	41,593

Operating loss	(4,725)	(5,343)	(5,306)	(6,057)	(6,009)	(17,847)	(11,019)	(13,132)
Total other income (expense), net	205	(84)	(367)	(337)	(15)	(404)	51	12

Net loss before income taxes	(4,520)	(5,427)	(5,673)	(6,394)	(6,024)	(18,251)	(10,968)	(13,120)
Income tax expense (benefit)	139	109	178	181	343	288	274	(2,293)

Net loss	(4,659)	(5,536)	(5,851)	(6,575)	(6,367)	(18,539)	(11,242)	(10,827)

Stock-based expense (2)	1,279	1,558	1,697	2,503	1,952	12,338	3,595	3,139
Adjusted depreciation and amortization (3)	449	471	512	569	552	1,338	2,099	2,462
Acquisition-related and other expense	—	—	—	—	—	1,384	1,366	2,021
Income tax expense (benefit)	139	109	178	181	343	288	274	(2,293)
Total other (income) expense, net	(205)	84	367	337	15	404	(51)	(12)

Adjusted EBITDA	$(2,997)	$(3,314)	$(3,097)	$(2,985)	$(3,505)	$(2,787)	$(3,959)	$(5,510)

Number of active enterprise clients (at period end) (4)	571	640	701	737	790	1,076	1,109	1,179
Full-time employees (at period end)	494	520	566	608	640	771	777	796

(1) Revenue includes the following:
SaaS	$19,281	$22,088	$25,015	$27,602	$31,431	$35,662	$38,626	$40,710
Media	—	—	—	—	—	—	—	1,968

Revenue	$19,281	$22,088	$25,015	$27,602	$31,431	$35,662	$38,626	$42,678

(2) Stock-based expense includes the following:
Cost of revenue	$235	$323	$344	$319	$234	$294	$583	$443
Sales and marketing	307	402	412	419	636	1,825	870	710
Research and development	176	204	360	356	406	642	1,054	674
General and administrative	561	629	581	1,409	676	9,577	1,088	1,312

Stock-based expense	$1,279	$1,558	$1,697	$2,503	$1,952	$12,338	$3,595	$3,139

(3) Adjusted depreciation and amortization includes the following:
Cost of revenue	$194	$207	$214	$210	$194	$437	$681	$682
Sales and marketing	113	129	124	120	117	133	175	173
Research and development	50	68	93	134	136	144	161	169
General and administrative	92	67	81	105	105	144	184	273
Amortization of acquired intangible assets	—	—	—	—	—	480	898	1,165

Adjusted depreciation and amortization	$449	$471	$512	$569	$552	$1,338	$2,099	$2,462

(4)

In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein and in our Form 10-Q for the fiscal quarter ended October 31, 2012. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.